THE BANK OF NEW YORK MELLON

101 Barclay Street

New York, New York 10286

January 3, 2017

Securities & Exchange Commission

450 Fifth Street, NW

Washington, DC 20549

Attn.: Document Control

RE:	American Depositary Shares evidenced by American Depositary Receipts for Ordinary Shares of
Leonardo – Finmeccanica S.P.A.
(Form F-6 File No 333-154586)
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Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on behalf of BNY Mellon, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (“Prospectus”) reflecting a change to the form of receipt for Leonardo – Finmeccanica S.P.A. The change is effective January 6, 2017.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General Instructions to the Form F-6 Registration Statement, the Prospectus consists of the ADR certificate with the revised name for Leonardo – Finmeccanica S.P.A., which has been changed to Leonardo S.P.A..

The Prospectus has been revised to reflect the new name as follows:

“Leonardo S.P.A.”.

Please contact me with any questions or comments at 212 815-4888.

Vanessa Salazar

Vice President

The Bank of New York Mellon - ADR Division

Encl.

CC: Paul Dudek, Esq. (Office of International Corporate Finance)